Exhibit 99.1

TMS International Corp. Reports Second Quarter 2012 Results

PITTSBURGH, PA, August 2, 2012 – TMS International Corp.(NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its second quarter ended June 30, 2012.

2012 Second Quarter Highlights

•	Revenue After Raw Materials Costs[1] in the quarter was $153.6 million, a 12.1% increase compared to $137.0 million in the second quarter of 2011.

•	Adjusted EBITDA[1] for the quarter was $37.8 million compared to $33.5 million in the second quarter of 2011, a 13.1% increase.

•	Basic and diluted earnings per share were $0.25 for the 2012 second quarter, a 92.3% percent increase compared with $0.13 earnings per share for the second quarter of 2011.

•	Company reaffirmed its previous 2012 Adjusted EBITDA guidance in a range of $142 million to $148 million, representing a year-over-year growth rate of 6% to 10%.

2012 Second Quarter Financial Results

Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $153.6 million, an increase of 12.1%, compared to $137.0 million in the second quarter of 2011.

Adjusted EBITDA for the second quarter of 2012 was $37.8 million compared to $33.5 million of Adjusted EBITDA in the second quarter of 2011. Net income attributable to common stock was $9.8 million for the second quarter compared to $4.5 million in the second quarter of 2011, an increase of 117%. Basic and diluted earnings per share were $0.25 for the second quarter of 2012.

[1]

“Revenue After Raw Materials Costs,” “Adjusted EBITDA” and “Discretionary Cash Flow” are non-GAAP financial measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.

The company’s Adjusted EBITDA Margin2 for the second quarter of 2012 was 24.6% compared to 24.4% in the second quarter of 2011. Total Revenue for the second quarter was $669.4 million compared to $670.8 million in the second quarter of 2011.

Discretionary Cash Flow1,3, which the company uses to measure operating cash flow generation, was $28.2 million for the second quarter of 2012 compared with $22.9 million in the second quarter of 2011, a 23.1% increase.

Fiscal 2012 Six Month Results

Revenue After Raw Materials Costs for the six months ended June 30, 2012 increased 13.7% to $309.5 million from $272.3 million for the first six months of 2011. Excluding the $12.3 million of debt extinguishment costs relating to the company’s refinancing, Adjusted EBITDA for the first six months of 2012 increased 9.7% to $74.7 million from $68.1 million for the first six months of 2011. Adjusted EBITDA margin for the first six months of 2012 was 24.1% compared to 25.0 % for the first six months of 2011.

Total revenue for the first six months of 2012 was $1.4 billion compared with $1.3 billion for the first six months of 2011. For the first six months of 2012, the company produced Discretionary Cash Flow of $57.2 million compared with $50.2 million for the first six months of 2011, a 14.1% increase.

Joseph Curtin, Chairman, President and Chief Executive Officer of TMS International Corp., said with respect to the company’s second quarter 2012 results, “TMS International produced solid second quarter results driven in large part by our successful new contract startups. We are also pleased that the risk-minimizing features of our business model enabled us to avoid material inventory write-downs despite significant declines in commodity pricing that occurred during the quarter. Notwithstanding the continued uncertain global economic environment, we continued to produce strong financial results by focusing on creating value and delivering exceptional service for our customers globally.”

Contract Wins

Year-to-date, TMS International has announced wins of four new contracts to provide mill services. These new contracts, together with various 2012 expansions of services under existing agreements, represent more than $270 million of cumulative total revenue over the life of the contracts at expected production levels.

Outlook

The company reaffirmed its previous 2012 Adjusted EBITDA guidance in a range of $142 million to $148 million, representing a year-over-year growth rate of 6% to 10%.

[2]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
[3]	Adjusted EBITDA minus maintenance capex.

Conference Call Information

The company will hold a conference call to discuss second quarter 2012 results at 11 a.m. EDT this morning. The call will be web cast live over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. second quarter earnings conference call.

Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 10011956. The telephonic replay will be available until Thursday, August 9, 2012.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 82 customer sites in 11 countries and operates 34 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts:	Jim Leonard, Media Relations 412-267-5226	Kelly Boyer, Investor Relations 412-349-3007

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Second quarter ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Revenue from Sale of Materials	$533,034	$552,781	$1,145,693	$1,104,736
Service Revenue	136,320	117,970	270,620	229,975

Total Revenue	669,354	670,751	1,416,313	1,334,711
Costs and Expenses:
Cost of Raw Materials Shipments	515,776	533,732	1,106,836	1,062,458
Site Operating Costs	100,017	89,633	201,862	174,197
Selling, General and Administrative Expenses	15,714	13,936	32,975	30,001
Share based compensation associated with initial public offering	—	1,304	—	1,304
Depreciation	13,688	11,769	26,854	23,568
Amortization	3,051	3,072	6,104	6,134

Total Costs and Expenses	648,246	653,446	1,374,631	1,297,662
Income from Operations	21,108	17,305	41,682	37,049
Interest Expense, Net	(5,923)	(7,907)	(14,024)	(16,584)
Loss on Early Extinguishment of debt	—	—	(12,300)	—

Income Before Income Taxes	15,185	9,398	15,358	20,465
Income Tax Expense	(5,475)	(3,697)	(5,536)	(8,547)

Net Income	9,710	5,701	9,822	11,918
Net loss attributable to noncontrolling interests	74	60	372	60
Accretion on preferred stock	—	(1,261)	—	(7,156)

Net income attributable to TMS International Corp. common stock	$9,784	$4,500	$10,194	$4,822

Net Income per Share:
Basic	$0.25	$0.13	$0.26	$0.25
Diluted	$0.25	$0.13	$0.26	$0.25
Average Common Shares Outstanding:
Basic	39,255,973	34,058,877	39,255,973	19,663,184
Diluted	39,257,265	34,069,238	39,256,619	19,668,422

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,502	$108,830
Accounts receivable, net of allowance for doubtful accounts of $2,849 and $2,613, respectively	287,667	292,546
Inventories	61,459	56,297
Prepaid and other current assets	26,147	31,041
Deferred tax asset	7,140	7,114

Total current assets	408,915	495,828
Property, plant and equipment, net	188,044	161,017
Deferred financing costs, net of accumulated amortization of $833 and $9,517, respectively	10,834	10,638
Goodwill	241,304	241,771
Other intangibles, net of accumulated amortization of $65,473 and $59,461, respectively	146,927	153,066
Other noncurrent assets	3,792	3,675

Total assets	$999,816	$1,065,995

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$237,637	$225,999
Accounts payable overdraft	46,502	47,817
Salaries, wages and related benefits	26,630	28,105
Accrued expenses	17,498	24,340
Revolving bank borrowings	156	159
Current portion of long-term debt	4,304	3,585

Total current liabilities	332,727	330,005
Long-term debt	298,031	379,250
Loans from noncontrolling interests	7,471	5,275
Deferred tax liability	53,321	53,791
Other noncurrent liabilities	21,934	20,833

Total liabilities	713,484	789,154
Stockholders’ equity (deficit):
Class A Common Stock; 200,000,000 shares authorized, $0.001 par value per share; 14,473,178 and 12,894,333 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	13	13
Class B Common Stock; 30,000,000 shares authorized, $0.001 par value per share; 24,782,795 and 26,361,640 issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	26	26
Capital in excess of par value	435,231	434,841
Accumulated deficit	(138,035)	(148,232)
Accumulated other comprehensive loss	(12,279)	(11,075)

Total TMS International Corp. stockholders’ equity	284,956	275,573
Noncontrolling interests	1,376	1,268

Total stockholders’ equity	286,332	276,841

Total liabilities and stockholders’ equity	$999,816	$1,065,995

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Six months ended June 30,
	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$9,823	$11,918
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	32,958	29,702
Amortization of deferred financing costs and original issue discount	1,350	1,234
Deferred income tax	2,501	7,566
Provision for bad debts	206	404
Gain on the disposal of equipment	(168)	(23)
Non cash share based compensation cost	817	1,590
Loss on Early Extinguishment of debt	12,300	—
Increase (decrease) from changes in:
Accounts receivable	4,673	(123,657)
Inventories	(5,162)	(27,476)
Prepaid and other current assets	4,834	(2,769)
Other noncurrent assets	(210)	451
Accounts payable and cash overdraft	10,323	92,157
Accrued expenses	(8,330)	(3,825)
Other noncurrent liabilities	1,193	(419)
Other, net	(2,194)	(885)

Net cash provided by (used in) operating activities	64,914	(14,032)

Cash flows from investing activities:
Capital Expenditures	(55,511)	(25,757)
Proceeds from sale of equipment	347	331
Acquisition	—	(50)
Contingent payment for acquired business	(131)	(337)
Cash flows related to IU International, net	(67)	(303)

Net cash used in investing activities	(55,362)	(26,116)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	(3)	(103)
Net proceeds from initial public offering	—	128,782
Borrowing from noncontrolling interest	2,347	—
Repayment of debt	(381,254)	(44,221)
Proceeds from debt issuance, net of original issue discount	300,703	—
Contributions from noncontrolling interests	269	—
Payments to acquire noncontrolling interest	(231)	—
Debt issuance and termination fees	(13,711)	—

Net cash provided by (used in) financing activities	(91,880)	84,458

Cash and cash equivalents:
Net increase (decrease) in cash	(82,328)	44,310
Cash at beginning of period	108,830	49,492

Cash at end of period	$26,502	$93,802

DESCRIPTION AND GAAP RECONCILIATIONS OF

CERTAIN FINANCIAL MEASUREMENTS

Revenue After Raw Materials Costs

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$669,354	$670,751	$1,416,313	$1,334,711
Cost of Raw Materials Shipments	(515,776)	(533,732)	(1,106,836)	(1,062,458)

Revenue After Raw Materials Costs	$153,578	$137,019	$309,477	$272,253

Mill Services Group:
Total Revenue	$182,597	$167,764	$362,668	$327,244
Cost of Raw Materials Shipments	(45,468)	(46,356)	(89,179)	(88,754)

Revenue After Raw Materials Costs	$137,129	$121,408	$273,489	$238,490

Raw Material and Optimization Group:
Total Revenue	$486,744	$502,977	$1,053,615	$1,007,433
Cost of Raw Materials Shipments	(470,309)	(487,387)	(1,017,647)	(973,720)

Revenue After Raw Materials Costs	$16,435	$15,590	$35,968	$33,713

Administrative:
Total Revenue	$13	$10	$30	$34
Cost of Raw Materials Shipments	1	11	(10)	16

Revenue After Raw Materials Costs	$14	$21	$20	$50

Adjusted EBITDA

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
Adjusted EBITDA:
Net Income	$9,710	$5,701	$9,822	$11,918
Income Tax Expense	5,475	3,697	5,536	8,547
Interest Expense, Net	5,923	7,907	14,024	16,584
Depreciation and Amortization	16,739	14,841	32,958	29,702
Loss on Early Extinguishment of debt	—	—	12,300	—
Share based compensation associated with initial public offering	—	1,304	—	1,304

Adjusted EBITDA	$37,847	$33,450	$74,640	$68,055

Adjusted EBITDA by Operating Segment:
Mill Services Group	$35,440	$29,966	$67,857	$59,969
Raw Material and Optimization Group	11,645	11,288	26,260	25,968
Administrative	(9,238)	(7,804)	(19,477)	(17,882)

	$37,847	$33,450	$74,640	$68,055

	Second quarter ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income before income taxes	$15,185	$9,398	$15,358	$20,465
Plus: Depreciation and amortization	16,739	14,841	32,958	29,702
Interest Expense, Net	5,923	7,907	14,024	16,584

Earnings before interest, taxes, depreciation and amortization	37,847	32,146	62,340	66,751
Share based compensation associated with initial public offering	—	1,304	—	1,304
Loss on Early Extinguishment of debt	—	—	12,300	—

Adjusted EBITDA	$37,847	$33,450	$74,640	$68,055

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Six months ended
	June 30, 2012	June 30, 2011
Adjusted EBITDA	$74,640	$68,055
Maintenance Capital Expenditures	(17,420)	(17,904)

Discretionary Cash Flow	$57,220	$50,151

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating activities (in thousands):

	Six months ended
	June 30, 2012	June 30, 2011
Discretionary Cash Flow	$57,220	$50,151
Maintenance Capital Expenditures	17,420	17,904
Cash interest expense	(20,773)	(16,020)
Cash income taxes	(1,953)	(686)
Change in accounts receivable	4,673	(123,657)
Change in inventory	(5,162)	(27,476)
Change in account payable	10,323	92,157
Change in other current assets and liabilities	4,603	(5,924)
Other operating cash flows	(1,437)	(481)

Net cash provided by (used in) operating activities	$64,914	$(14,032)